November 2, 2001





Freeport-McMoRan Copper & Gold Inc.
FCX Investment Ltd.
1615 Poydras Street
New Orleans, Louisiana  70112

     Re:  Registration Statement on Form S-3
          Freeport-McMoRan Copper & Gold Inc. and FCX
Investment Ltd.

Ladies and Gentlemen:

     We have acted as counsel to Freeport-McMoRan Copper & Gold Inc. ("FCX"), a Delaware corporation, and to FCX Investment Ltd., a Cayman Islands exempted limited liability company and wholly owned subsidiary of FCX, in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by FCX with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration of the following securities:

     1. $603,750,000 8 1/4% convertible senior notes due 2006 (the "Notes") issued by FCX and FCX Investment;
     2. shares of class A common stock that FCX may issue upon conversion of the notes at the option of the holders (the "Class A Shares"); and
     3. shares of class B common stock that FCX may issue upon conversion of the notes at the option of the holders (the "Class B Shares").

The Class A Shares and Class B Shares are referred to as the
"Conversion Shares." The Notes and the Conversion Shares are to be offered and sold by certain securityholders of FCX and FCX Investment.

     In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing and subject to/ the following qualifications and comments, we are of the opinion that:

     1. The Notes are valid and binding obligations of FCX and FCX Investment entitled to the benefits of the Indenture, dated August 7, 2001 by and among FCX, FCX
Investment and The Bank of New York, as trustee.

     2. The Conversion Shares have been duly authorized, and, if and when issued by FCX upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

     The opinion in paragraph 1 hereof is subject to the qualification that enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights; (b) public policy considerations that may limit the rights of parties to obtain certain remedies; (c) the fact that specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Note or Conversion Share: (a) the Registration
Statement, as finally amended, shall have been declared effective under the Securities Act of 1933 and such effectiveness shall not have been terminated or rescinded and (b) there will not have occurred any change in law affecting the validity or enforceability of such Note or Conversion Share.

     We are members of the Bar of the State of Louisiana and the foregoing opinion is limited to the laws of the State of Louisiana, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
We assume no obligation to revise or supplement this opinion should such currently applicable laws be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of FCX relating to the Securities and to the reference to our name in the Prospectus contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the general rules and regulations of the Commission.

                         Very truly yours,

                         /s/ Jones, Walker, Waechter,
                         Poitevent, Carrere & Denegre L.L.P.

                         JONES, WALKER, WAECHTER, POITEVENT,
                         CARRERE & DENEGRE L.L.P.